Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS THIRD QUARTER RESULTS
AND UPDATES 2010 GUIDANCE
ARLINGTON, Va. — (November 1, 2010) — The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the third quarter and nine months ended September 30, 2010. Revenues increased 5.0% to $112.1 million for the third quarter of 2010 from $106.8 million for the third quarter of 2009. Net income for the third quarter of 2010 was $7.0 million, or $0.20 per diluted share, compared to $14.2 million, or $0.41 per diluted share, for the same period of 2009. Adjusted net income was $14.8 million and non-GAAP diluted earnings per share was $0.43 for the third quarter of 2010, excluding the after tax effect of the non-cash impairment loss relating primarily to a write-down of goodwill associated with our 2007 acquisition of Toolbox.com. Excluding the after tax effect of restructuring costs, adjusted net income was $15.6 million and non-GAAP diluted earnings per share was $0.45 for the third quarter of 2009.
For the first nine months of 2010, revenues were $321.9 million, a 3.9% decrease from $335.0 million for the first nine months of 2009. Net income for the first nine months of 2010 decreased to $29.6 million from $32.2 million for the same period in 2009. Diluted earnings per share for the first nine months of 2010 was $0.86, a decrease from $0.94 for the same period in 2009. Adjusted net income was $37.4 million and non-GAAP diluted earnings per share was $1.09 for the first nine months of 2010, excluding the after tax effect of the impairment loss. Excluding the after tax effect of restructuring costs and costs associated with exit activities, adjusted net income was $43.7 million and non-GAAP diluted earnings per share was $1.28 for the first nine months of 2009.
Contract Value at September 30, 2010 increased 8.9% as compared to September 30, 2009 as a result of an increase in the purchase of memberships by middle market clients, the acquisitions of Tower Group and Iconoculture, and improved cross-sales of large corporate memberships. As previously discussed, growth from these factors was offset to some degree by reductions in contract value as a result of discontinued programs. The average cross-sell ratio was 2.92, reflecting cross-sell ratios of 3.33 for the traditional large corporate market and 1.93 for middle market customers.
“Our teams delivered another solid performance in the third quarter,” said Thomas Monahan, Chairman and Chief Executive Officer. “Continued progress on renewals, cross-sales and new sales are driving growth in both our middle market and large corporate programs, while also creating the flexibility to invest in new product development, sales and service talent.
“In addition to strengthening revenue trends, our year-to-date results reflected a later spending ramp than we originally anticipated; as a result we are updating our guidance to incorporate both sustained momentum and additional investment through the remainder of 2010.”

OUTLOOK FOR 2010
The Company’s updated 2010 annual guidance, which includes an increase in non-GAAP diluted earnings per share and Adjusted EBITDA margin, is as follows: Revenues of $430 to $440 million; Non-GAAP diluted earnings per share of $1.35 to $1.50; Depreciation and amortization expense of $19.0 to $21.0 million; capital expenditures of approximately $6.0 to $8.0 million; and an Adjusted EBITDA margin of between 22.0% and 24.0%.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and provision for income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, provision for income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to net income excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$6,989	$14,177	$29,602	$32,195
Interest income, net	(317)	(325)	(1,116)	(1,398)
Depreciation and amortization	4,517	5,113	15,291	17,349
Provision for income taxes	4,460	8,569	20,568	20,584

EBITDA	$15,649	$27,534	$64,345	$68,730
Impairment loss	12,645	—	12,645	—
Costs associated with exit activities	—	—	—	11,518
Restructuring costs	—	2,327	—	7,515

Adjusted EBITDA	$28,294	$29,861	$76,990	$87,763

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$6,989	$14,177	$29,602	$32,195
Adjustments, net of tax:
Impairment loss	7,789	—	7,789	—
Costs associated with exit activities	—	—	—	6,911
Restructuring costs	—	1,471	—	4,584

Adjusted net income	$14,778	$15,648	$37,391	$43,690

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP diluted earnings per share	$0.20	$0.41	$0.86	$0.94
Adjustments, net of tax:
Impairment loss	0.23	—	0.23	—
Costs associated with exit activities	—	—	—	0.20
Restructuring costs	—	0.04	—	0.14

Non-GAAP diluted earnings per share	$0.43	$0.45	$1.09	$1.28

With respect to the Company’s 2010 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income, and Adjusted EBITDA to Net income as projected for 2010 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2010 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2009 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of November 1, 2010, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board Company drives faster, more effective decision making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, The Corporate Executive Board provides customers with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by an executive network that spans over 50 countries and represents approximately 85% of the world’s Fortune 500 companies, The Corporate Executive Board offers unique research insights along with an integrated suite of exclusive tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Percentage	September 30,		Percentage	September 30,
	Changes	2010	2009	Changes	2010	2009
Financial Highlights
(GAAP, as reported):
Revenues	5.0%	$112,113	$106,819	(3.9)%	$321,865	$334,954
Net income		$6,989	$14,177		$29,602	$32,195
Basic earnings per share		$0.20	$0.42		$0.87	$0.94
Diluted earnings per share		$0.20	$0.41		$0.86	$0.94
Weighted average shares outstanding:
Basic		34,292	34,133		34,211	34,099
Diluted		34,532	34,356		34,488	34,248

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Percentage	September 30,		Percentage	September 30,
	Changes	2010	2009	Changes	2010	2009

Operating Statistic
Contract Value (1) (at period end)	8.9%	$421,646	$387,160

Financial Highlights
Revenues	5.0%	$112,113	$106,819	(3.9)%	$321,865	$334,954

Cost and expenses:
Cost of services		40,071	34,384		112,866	110,612
Member relations and marketing		32,222	29,389		88,157	95,928
General and administrative		14,334	13,687		44,614	44,314
Depreciation and amortization		4,517	5,113		15,291	17,349
Impairment loss		12,645	—		12,645	—
Costs associated with exit activities		—	—		—	11,518
Restructuring costs		—	2,327		—	7,515

Total costs and expenses		103,789	84,900		273,573	287,236

Income from operations		8,324	21,919		48,292	47,718

Other income, net (2)		3,125	827		1,878	5,061

Income before provision for income taxes		11,449	22,746		50,170	52,779
Provision for income taxes		4,460	8,569		20,568	20,584

Net income		$6,989	$14,177		$29,602	$32,195

Basic earnings per share		$0.20	$0.42		$0.87	$0.94
Diluted earnings per share		$0.20	$0.41		$0.86	$0.94

Weighted average shares outstanding
Basic		34,292	34,133		34,211	34,099
Diluted		34,532	34,356		34,488	34,248

Percentages of Revenues
Cost of services		35.7%	32.2%		35.1%	33.0%
Member relations and marketing		28.7%	27.5%		27.4%	28.6%
General and administrative		12.8%	12.8%		13.9%	13.2%
Depreciation and amortization		4.0%	4.8%		4.8%	5.2%
Income from operations		7.4%	20.5%		15.0%	14.2%
EBITDA (3)		14.0%	25.8%		20.0%	20.5%
Adjusted EBITDA (3)		25.2%	28.0%		23.9%	26.2%

(1)
We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)
Other income, net for the three months ended September 30, 2010 includes $0.3 million of interest income, $0.8 million of foreign currency gain, a $1.1 million increase in the fair value of deferred compensation plan assets and $0.9 million of other income. Other income for the three months ended September 30, 2009 includes $0.3 million of interest income and a $1.4 million increase in the fair value of deferred compensation plan assets offset by a $0.9 million foreign currency loss. Other income, net for the nine months ended September 30, 2010 includes $1.1 million of interest income and a $0.8 million increase in the fair value of deferred compensation plan assets. Other income, net for the nine months ended September 30, 2009 includes $1.4 million of interest income, a $2.2 million increase in the fair value of deferred compensation plan assets, a $1.1 million foreign currency gain and $0.4 million of other income.

(3)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Sept. 30, 2010	Dec. 31, 2009
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$71,924	$31,760
Marketable securities	10,253	18,666
Membership fees receivable, net	88,754	125,716
Deferred income taxes, net	7,751	7,989
Deferred incentive compensation	11,376	9,721
Prepaid expenses and other current assets	10,594	9,584

Total current assets	200,652	203,436

Deferred income taxes, net	46,228	39,744
Marketable securities	11,017	25,784
Property and equipment, net	83,224	89,462
Goodwill	28,664	27,129
Intangible assets, net	13,522	12,246
Other non-current assets	29,395	25,394

Total assets	$412,702	$423,195

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$29,860	$48,764
Accrued incentive compensation	29,327	27,975
Deferred revenues	199,323	222,053

Total current liabilities	258,510	298,792

Deferred tax liabilities	1,027	867
Other liabilities	79,680	73,259

Total liabilities	339,217	372,918

Total stockholders’ equity	73,485	50,277

Total liabilities and stockholders’ equity	$412,702	$423,195

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$29,602	$32,195
Adjustments to reconcile net income to net cash flows provided by operating activities:
Impairment loss	12,645	—
Costs associated with exit activities	—	11,518
Depreciation and amortization	15,291	17,349
Deferred income taxes	(6,039)	1,583
Share-based compensation	5,301	8,406
Amortization of marketable securities premiums, net	288	518
Changes in operating assets and liabilities:
Membership fees receivable, net	39,337	58,233
Deferred incentive compensation	(1,655)	3,956
Prepaid expenses and other current assets	(652)	(1,221)
Other non-current assets	(4,001)	(6,840)
Accounts payable and accrued liabilities	(21,287)	(27,235)
Accrued incentive compensation	1,352	(5,162)
Deferred revenues	(29,464)	(83,829)
Other liabilities	6,421	2,022

Net cash flows provided by operating activities	47,139	11,493

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,225)	(4,864)
Acquisition of businesses, net of cash acquired	(12,957)	(168)
Maturities of marketable securities	22,382	13,303

Net cash flows provided by investing activities	5,200	8,271

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock under the employee stock purchase plan	333	602
Purchases of treasury shares	(1,225)	(81)
Payment of dividends	(11,283)	(21,786)

Net cash flows used in financing activities	(12,175)	(21,265)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	40,164	(1,501)
Cash and cash equivalents, beginning of period	31,760	16,214

Cash and cash equivalents, end of period	$71,924	$14,713